Exhibit 99.1

Company Contact:	Investor Relations Contacts:	Media Contact:
Rob Lewis, CFO	David Barnard & Kirsten Chapman	David Politis
iMergent, Inc.	Lippert/Heilshorn & Assoc.	Politis Communications
801.431.4695	415.433.3777	801.523.3730
investor_relations@imergentinc.com	David@lhai-sf.com	dpolitis@politis.com

iMergent Receives Delisting Notice from AMEX

and Plans to File Appeal

OREM, Utah, February 3, 2006 – iMergent, Inc. (AMEX: IIG), a leading provider of eCommerce software and services for small businesses and entrepreneurs, announced the American Stock Exchange (AMEX) notified the company in a letter dated January 31, 2006 that its stock is subject to being delisted as it has not met the requirement of its current plan of compliance to submit its Form 10-K for the fiscal year ended June 30, 2005 and Form 10-Q for the period ended September 30, 2005 by January 31, 2006.  As previously announced on January 31, 2006, the company now believes it will be able to announce its audited fiscal 2005 results and file its Form 10-K by March 17, 2006 and announce its results for the periods ended September 30, 2005 and December 31, 2005 and file its related Forms 10-Q shortly thereafter.

iMergent plans to file an appeal to the AMEX delisting notice requesting a hearing before an AMEX panel.  Once filed, the appeal automatically stays the delisting of iMergent’s common stock pending a hearing date and AMEX’s decision.  The time and place of such a hearing will be determined by the Exchange.

The company is not in compliance with the AMEX requirements set forth in Sections 134 and 1101 of the AMEX company guide as it has not yet submitted its Form 10-K for the fiscal year ended June 30, 2005 and its Form 10-Q for the period ended September 30, 2005.  The filings have been delayed due to the ongoing review by the SEC’s Division of Corporation Finance and pending completion of the restatement and related appropriate audits of the fiscal 2003, 2004 and 2005 financial statements and the reviews of the first two quarters of fiscal 2006 financial statements. The company believes it will be able to announce its audited fiscal 2005 results and file its Form 10-K by March 17, 2006 and announce its results for the periods ended September 30, 2005 and December 31, 2005 and file its related Forms 10-Q shortly thereafter.

About iMergent

iMergent provides e-commerce solutions to entrepreneurs and small businesses enabling them to market and sell their business product or idea via the Internet. Headquartered in Orem, Utah, the company sells its proprietary StoresOnline™ software and training services, helping users build a successful Internet strategy and presence to market products/services, accept online orders, analyze marketing performance, and manage pricing and customers. In connection with software, iMergent offers site development, Web hosting, marketing and mentoring products. iMergent typically reaches its target audience through a concentrated direct marketing effort to fill Preview Sessions, in which a StoresOnline expert reviews the product opportunities and costs. These sessions lead to a follow-up Workshop Conference, where product and technology experts train potential users on the software and encourage them to make purchases.

iMergent, Inc. and StoresOnline are trademarks of iMergent, Inc.

Safe Harbor Statement

Statements made in this filing that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of iMergent and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, without limitation, the company’s continued ability to maintain operations; our filing an appeal of the AMEX delisting notice our ability to file audited financial statements in a timely manner either prior to the hearing or in sufficient time that the appeal panel deems acceptable; the ability of the Company to file its 10-K; the possibility that we may not be granted by AMEX an additional extension of time to file our fiscal 2005 Form 10-K in order to avoid possible de-listing of our common stock from the AMEX; uncertainties that may be associated with any hearing or appeals that seek to avoid de-listing for failure to file timely periodic reports with the SEC; the ability to completely and timely file a restatement of prior period financial statements; delays in filing a restatement of prior financial statements based on the review by the Securities and Exchange Commission; the time required to complete and for our independent auditors to complete their review of the Form 10-K; the possibility the delay of determining historical financial statements, including revenue and expenses reported in prior periods; the possibility that these matters could be deemed to comprise a material weakness in the company’s internal controls over its consolidated financial reporting and could prevent the company from timely meeting its future reporting requirements, including timely certification under Section 404 of the Sarbanes-Oxley Act of 2002; the results of Class Action suits filed as well as the potentiality of amended complaints or new proceedings being filed; the possibility of inquiries of the company relating to the issues detailed herein. The company undertakes no obligation to update this forward-looking information.

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